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                                  EXHIBIT 6.4
                  FORM OF INDIVIDUAL PARTICIPANT'S CERTIFICATE
                   FOR EMPLOYEE PENSION PLANS, FORM TA-VAQ-C
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 Contract Date ____________________

 Contractholder:___________________

 Employer:_________________________

CERTIFICATE NO.____________________                          Date: ___________

                     AMERICAN UNITED LIFE INSURANCE COMPANY
                             Indianapolis, Indiana
                          (Herein called the Company)

Certifies that, in accordance with the provisions of the Group Pooled I Equity Fund B Contract issued and delivered to the Contractholder, _________________________________, Participant, is entitled to a Variable
Retirement Annuity payable under the Optional Variable Annuity Settlement selected by the Participant and commencing I on his Annuity Commencement Date (as determined pursuant to the Group Contract) I provided he is then alive.

If any death  benefit  is payable  at the time of the  Participant's  death I it
shall   be   paid   to____________________________________,   Beneficiary.   The
Participant may change his beneficiary, as provided in the Group Contract.

The Group Contract between the Contractholder and the Company is the only contract and all rights and benefits are fixed and determined solely by and in accordance with its provisions. Amendments to and changes in the Group Contract may be made by the Contractholder and the Company, as provided in the Group Contract. A copy of the Group Contract is held by the Contractholder and may be inspected at any reasonable time upon request.


                                             By: /s/ J. Harold Thompson
                                                 Secretary

   ALL PAYMENTS AND VALUES DESCRIBED IN THIS CERTIFICATE ARE VARIABLE AND ARE
                       NOT GUARANTEED AS TO DOLLAR AMOUNT

                           GROUP ANNUITY CERTIFICATE

TA-VAQ-C            See reverse side for notations by the Company